UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

295 Madison Avenue, 6th Floor

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not Applicable

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, Katonah Debt Advisors, L.L.C., a wholly owned asset manager portfolio company of KCAP Financial, Inc., mutually agreed with its President, E.A. Kratzman, III, that he will separate from service with Katonah Debt Advisors, L.L.C. effective as of August 31, 2012.

Upon Mr. Kratzman’s execution of a release agreement and the satisfaction of certain other conditions, he will be entitled to receive the severance benefits provided for by Section 5(a) of his amended and restated employment agreement with Katonah Debt Advisors, L.L.C.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of June 15, 2012, between Katonah Debt Advisors, L.L.C. and E.A. Kratzman, III (Incorporated by reference to Exhibit k.5 to KCAP Financial, Inc.’s Registration Statement on Form N-2, which was filed with the SEC on August 2, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2012	KCAP Financial, Inc.

	By:	/s/ Edward U. Gilpin
Name: Edward U. Gilpin
Title: Chief Financial Officer